Exhibit 99.1

545 E. JOHN CARPENTER FREEWAY, SUITE 1300 IRVING, TX 75062 PH: 972-444-4900 WWW.FELCOR.COM NYSE: FCH
For Immediate Release:
FELCOR REPORTS FIRST QUARTER 2016 EARNINGS
• Same-store RevPAR increased by 4.7%
• Same-store Adjusted EBITDA increased by 7.8%
• Affirms 2016 Outlook

IRVING, Texas, April 26, 2016 - FelCor Lodging Trust Incorporated (NYSE: FCH) today reported results for the first quarter ended March 31, 2016.
First Quarter Highlights

•	Same-store RevPAR increased 4.7% over the same period in 2015, which exceeded the industry average of 2.7%.

•	Adjusted EBITDA was $49.0 million, and Same-store Adjusted EBITDA increased by $3.6 million, or 7.8%, to $50.3 million compared to the same period in 2015.

•	Net loss per share was $0.08.

•	Adjusted FFO per share was $0.14.

•	Repurchased 3.0 million shares of common stock for $19.6 million (with repurchases to date of 5.2 million shares for $36.0 million, at an average price of $6.85 per share).
“We are off to a solid start in 2016. RevPAR growth continued to outpace the industry, and we gained 1.2% in market share, reflecting both the high quality of our properties and strong operational performance. In addition, we are especially pleased that The Knickerbocker, which we opened in 2015, performed better than our expectations for the quarter,” said Richard A. Smith, President and Chief Executive Officer of FelCor.

Mr. Smith added, “In addition to our focus on operations, we are actively engaged in various stages of negotiations to sell five assets, as previously announced. We continue to believe we will reach an agreement on prices for these assets that will unlock significant real estate value for our investors. We also continue to purchase our common stock, at prices significantly below our net asset value, further demonstrating our confidence in our company and future prospects.”

Mr. Smith concluded, “Our outlook for the lodging sector remains positive, particularly in our core markets. As such, we are affirming our operational outlook for 2016.”

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FelCor Lodging Trust Incorporated First Quarter 2016 Operating Results
April 26, 2016

First Quarter Hotel Results

	First Quarter
	2016	2015	Change
Same-store hotels (39)
RevPAR	$142.11	$135.78	4.7%
Total hotel revenue, in millions	$203.5	$194.7	4.5%
Hotel EBITDA, in millions	$55.4	$52.4	5.8%
Hotel EBITDA margin	27.2%	26.9%	33 bps

RevPAR for our 39 same-store hotels increased 4.7% (to $142.11) from the same period in 2015. The change reflects a 3.4% increase in ADR (to $187.78) and a 1.2% increase in occupancy (to 75.7%). Hotel EBITDA for our 39 same-store hotels increased by 5.8% to $55.4 million and Hotel EBITDA margin was 27.2% during the quarter, a 33 basis point increase.
See pages 12-13 and 17-18 for more detailed hotel portfolio operating data.
First Quarter Operating Results

	First Quarter
$ in millions, except for per share information	2016	2015	Change
Same-store Adjusted EBITDA	$50.3	$46.7	7.8%
Adjusted EBITDA	$49.0	$49.9	(1.8)%
Adjusted FFO per share	$0.14	$0.14	$—
Net loss per share	$(0.08)	$(0.02)	$(0.06)
Same-store Adjusted EBITDA increased 7.8% to $50.3 million from the same period in 2015. Adjusted EBITDA was $49.0 million.
Adjusted FFO was $20.2 million ($0.14 per share), compared to $18.3 million ($0.14 per share) for the same period in 2015. Net loss attributable to common stockholders was $11.2 million ($0.08 per share) in 2016, compared to a net loss of $2.9 million ($0.02 per share) for the same period in 2015. Net loss in 2015 was offset by a $16.9 million net gain on the sale of consolidated hotels.
EBITDA, Adjusted EBITDA, Same-store Adjusted EBITDA, Hotel EBITDA, Hotel EBITDA margin, FFO, Adjusted FFO and Adjusted FFO per share are all non-GAAP financial measures. See our discussion of “Non-GAAP Financial Measures” beginning on page 15 for a reconciliation of each of these measures to the most comparable GAAP financial measure and for information regarding the use, limitations and importance of these non-GAAP financial measures.

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FelCor Lodging Trust Incorporated First Quarter 2016 Operating Results
April 26, 2016

Capital Allocation
We continually strive to increase long-term stockholder value through prudent capital allocation. As part of this on-going effort, we look for opportunities to redeploy capital to achieve higher returns and strengthen our balance sheet.
Asset Sales
In 2015, we announced plans to sell five hotels: Morgans, Royalton, The Knickerbocker (minority interest), Renaissance Esmeralda and Holiday Inn Nashville Airport. Given these hotels’ locations and quality, we expect they will sell for very attractive prices. We are at various stages of negotiations for all five hotels. Upon completion of these asset sales, we expect to use the available proceeds to repay debt and repurchase stock.
Balance Sheet
As of March 31, 2016, we had $1.5 billion of gross consolidated debt with a 5.2% weighted-average interest rate and an eight-year weighted-average maturity. We had $58.0 million of cash and cash equivalents on hand and $21.1 million of restricted cash.
Stock Repurchase Program
In 2015, our Board approved a $100 million stock repurchase program, which we began to implement in December. To date, we have purchased 5.2 million shares for $36.0 million (at an average price of $6.85 per share). We intend to continue repurchasing our common stock while it trades at a significant discount to NAV and, subject to approval by our Board of Directors, expect to increase the program in conjunction with completing asset sales.
Common Dividend
During the first quarter, we declared a $0.06 per share common stock dividend, which will be paid at the end of April. Our Board of Directors will determine future quarterly common stock dividends based on funds available for distribution, reinvestment opportunities within our portfolio and taxable income, among other things.
Capital Expenditures
During the first quarter, we invested $13.9 million in capital improvements at our hotels. During 2016, we plan to invest approximately $60 million in capital improvements and renovations as part of our long-term capital plan. In addition, we expect to invest approximately $15 million in redevelopment projects this year, primarily at the Embassy Suites Myrtle Beach Oceanfront Resort and the Vinoy Renaissance St. Petersburg Resort and Golf Club.

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FelCor Lodging Trust Incorporated First Quarter 2016 Operating Results
April 26, 2016

Outlook
We are affirming our 2016 operational outlook. Our outlook assumes that we will continue to outperform the industry because our high-quality and diverse portfolio is weighted toward high-barrier-to-entry markets with relatively lower supply growth.

Our outlook further assumes that, in 2016, we will sell the five hotels that we are currently marketing. The low end of our guidance assumes that we sell one hotel in the second quarter and the remaining four in the third quarter. The high end of our guidance assumes that we sell all five hotels during the fourth quarter. Our outlook assumes Hotel EBITDA for the Wyndham hotels equals the amount guaranteed by Wyndham for 2016 (which corresponds to approximately $59 million of Hotel EBITDA).

For the year, we expect:

•	RevPAR for same-store hotels will increase 3.5-5.5%;

•	Adjusted EBITDA will be $242.0 million - $256.0 million;

•	Adjusted FFO per share will be $0.93 - $0.99;

•	Net income attributable to FelCor will be $44.0 million - $48.8 million; and

•	Interest expense, including our pro rata share from joint ventures, will be $76.6 million - $81.1 million.

The following table reconciles our Adjusted EBITDA outlook (in millions):

	Low	Middle	High
2016 Adjusted EBITDA (before asset sales)	$249.0	$253.0	$257.0
2016 EBITDA lost from hotels to be sold(a)	(7.0)	(4.0)	(1.0)
2016 Adjusted EBITDA	$242.0	$249.0	$256.0

(a)	Adjusted EBITDA for the five hotels currently being marketed from their respective sale dates to December 31, 2016.

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FelCor Lodging Trust Incorporated First Quarter 2016 Operating Results
April 26, 2016

About FelCor
FelCor Lodging Trust Incorporated, a real estate investment trust (REIT), owns a diversified portfolio of primarily upper-upscale and luxury hotels that are located in major urban and resort markets throughout the U.S.  FelCor partners with top hotel companies that operate its properties under globally renowned names and as premier independent hotels. Additional information can be found on the Company’s website at www.felcor.com.
We invite you to listen to our first quarter earnings Conference Call on Tuesday, April 26, 2016 at 11:00 a.m. (Central Time). The conference call will be webcast simultaneously on FelCor’s website at www.felcor.com. Interested investors and other parties who wish to access the call can go to FelCor’s website and click on the webcast link on the “Investors” page. The conference call replay will also be archived on the Company’s website.

With the exception of historical information, the matters discussed in this news release include “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance. Numerous risks and uncertainties, and the occurrence of future events, may cause actual results to differ materially from those anticipated at the time the forward-looking statements are made. Current economic circumstances or an economic slowdown and the impact on the lodging industry, operating risks associated with the hotel business, relationships with our property managers, risks associated with our level of indebtedness and our ability to meet debt covenants in our debt agreements, our ability to complete acquisitions, dispositions and debt refinancing, the availability of capital, the impact on the travel industry from security precautions, our ability to continue to qualify as a Real Estate Investment Trust for federal income tax purposes and numerous other factors may affect future results, performance and achievements. Certain of these risks and uncertainties are described in greater detail in our filings with the Securities and Exchange Commission. Although we believe our current expectations to be based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that actual results will not differ materially. We undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in our expectations.
Contact:
Stephen A. Schafer, Senior Vice President
(972) 444-4912     sschafer@felcor.com

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FelCor Lodging Trust Incorporated First Quarter 2016 Operating Results
April 26, 2016

SUPPLEMENTAL INFORMATION

INTRODUCTION

The following information is presented in order to help our investors understand FelCor’s financial position as of and for the three months ended March 31, 2016.

(a)
Our consolidated statements of operations and balance sheets have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted. The consolidated statements of operations and balance sheets should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent Annual Report on Form 10-K.

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FelCor Lodging Trust Incorporated First Quarter 2016 Operating Results
April 26, 2016

Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended
	March 31,
	2016	2015
Revenues:
Hotel operating revenue:
Room	$159,076	$162,306
Food and beverage	39,532	39,844
Other operating departments	10,849	11,135
Other revenue	687	410
Total revenues	210,144	213,695
Expenses:
Hotel departmental expenses:
Room	42,699	42,511
Food and beverage	30,956	30,696
Other operating departments	3,783	4,449
Other property related costs	55,566	56,895
Management and franchise fees	9,225	9,085
Taxes, insurance and lease expense	13,582	14,807
Corporate expenses	8,400	8,573
Depreciation and amortization	29,183	27,772
Other expenses	828	4,228
Total operating expenses	194,222	199,016
Operating income	15,922	14,679
Interest expense, net	(19,720)	(19,481)
Debt extinguishment	—	(73)
Loss before equity in income (loss) from unconsolidated entities	(3,798)	(4,875)
Equity in income (loss) from unconsolidated entities	(154)	149
Loss from continuing operations before income tax expense	(3,952)	(4,726)
Income tax expense	(415)	(169)
Loss from continuing operations	(4,367)	(4,895)
Income from discontinued operations	—	4
Loss before gain on sale of property	(4,367)	(4,891)
Gain (loss) on sale of property, net	(714)	16,887
Net income (loss)	(5,081)	11,996
Net loss (income) attributable to noncontrolling interests in other partnerships	471	(4,879)
Net loss attributable to redeemable noncontrolling interests in FelCor LP	48	14
Preferred distributions - consolidated joint venture	(360)	(348)
Net income (loss) attributable to FelCor	(4,922)	6,783
Preferred dividends	(6,279)	(9,678)
Net loss attributable to FelCor common stockholders	$(11,201)	$(2,895)
Basic and diluted per common share data:
Loss from continuing operations	$(0.08)	$(0.02)
Net loss	$(0.08)	$(0.02)
Basic and diluted weighted average common shares outstanding	139,678	124,519

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FelCor Lodging Trust Incorporated First Quarter 2016 Operating Results
April 26, 2016

Consolidated Balance Sheets
(in thousands, except par values)

	March 31,	December 31,
	2016	2015
Assets
Investment in hotels, net of accumulated depreciation of $919,071 and $899,575 at March 31, 2016 and December 31, 2015, respectively	$1,711,523	$1,729,531
Investment in unconsolidated entities	9,171	9,575
Cash and cash equivalents	57,958	59,786
Restricted cash	21,097	17,702
Accounts receivable, net of allowance for doubtful accounts of $303 and $204 at March 31, 2016 and December 31, 2015, respectively	34,819	28,136
Deferred expenses, net of accumulated amortization of $1,554 and $1,086 at March 31, 2016 and December 31, 2015, respectively	5,932	6,390
Other assets	17,676	14,792
Total assets	$1,858,176	$1,865,912
Liabilities and Equity
Debt, net of unamortized debt issuance costs of $17,666 and $18,065 at March 31, 2016 and December 31, 2015, respectively	$1,440,792	$1,409,889
Distributions payable	15,062	15,140
Accrued expenses and other liabilities	123,766	125,274
Total liabilities	1,579,620	1,550,303
Commitments and contingencies
Redeemable noncontrolling interests in FelCor LP, 611 units issued and outstanding at March 31, 2016 and December 31, 2015	4,965	4,464
Equity:
Preferred stock, $0.01 par value, 20,000 shares authorized:
Series A Cumulative Convertible Preferred Stock, 12,879 shares, liquidation value of $321,987, issued and outstanding at March 31, 2016 and December 31, 2015	309,337	309,337
Common stock, $0.01 par value, 200,000 shares authorized; 139,307 and 141,808 shares issued and outstanding at March 31, 2016 and December 31, 2015, respectively	1,393	1,418
Additional paid-in capital	2,569,389	2,567,515
Accumulated deficit	(2,657,715)	(2,618,117)
Total FelCor stockholders’ equity	222,404	260,153
Noncontrolling interests in other partnerships	7,403	7,806
Preferred equity in consolidated joint venture, liquidation value of $44,582 and $43,954 at March 31, 2016 and December 31, 2015, respectively	43,784	43,186
Total equity	273,591	311,145
Total liabilities and equity	$1,858,176	$1,865,912

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FelCor Lodging Trust Incorporated First Quarter 2016 Operating Results
April 26, 2016

Consolidated Debt Summary
(dollars in thousands)

	Encumbered Hotels	Interest Rate (%)	Maturity Date	March 31, 2016	December 31, 2015
Senior unsecured notes	—	6.00	June 2025	$475,000	$475,000
Senior secured notes	9	5.625	March 2023	525,000	525,000
Mortgage debt(a)	4	4.95	October 2022	121,874	122,237
Mortgage debt	1	4.94	October 2022	30,584	30,717
Line of credit(b)	7	LIBOR + 2.75	June 2019	221,000	190,000
Knickerbocker loan(c)	1	LIBOR + 3.00	November 2017	85,000	85,000
Total	22			$1,458,458	$1,427,954
Unamortized debt issuance costs				(17,666)	(18,065)
Debt, net of unamortized debt issuance costs				$1,440,792	$1,409,889

(a)	This debt is comprised of separate non-cross-collateralized loans, each secured by a mortgage encumbering different hotels.

(b)	Our line of credit can be extended for one year, subject to satisfying certain conditions. We may borrow up to $400 million under our line of credit.

(c)	This loan can be extended for one year, subject to satisfying certain conditions.

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FelCor Lodging Trust Incorporated First Quarter 2016 Operating Results
April 26, 2016

Schedule of Encumbered Hotels
(dollars in millions)

Consolidated	March 31, 2016
Debt	Balance	Encumbered Hotels
Senior secured notes (5.625%)	$525
Atlanta Buckhead - ES, Boston Marlboro - ES, Burlington - SH, Dallas Love Field - ES, Milpitas - ES, Myrtle Beach Resort - HIL, Orlando South - ES, Philadelphia Society Hill - SH and SF South San Francisco - ES

Mortgage debt	$27	Napa Valley - ES
Mortgage debt	$35	Ft. Lauderdale - ES
Mortgage debt	$23	Birmingham - ES
Mortgage debt	$37	Minneapolis Airport - ES
Mortgage debt	$31	Deerfield Beach - ES
Line of credit	$221	Austin - DTG, Boston Copley - FM, Charleston Mills House - WYN, LA LAX S - ES, Santa Monica at the Pier - WYN, SF Union Square - MAR and St. Petersburg Vinoy - REN
Knickerbocker loan	$85	The Knickerbocker

Capital Expenditures
(dollars in thousands)

	Three Months Ended
	March 31,
	2016	2015
Improvements and additions to majority-owned hotels	$13,712	$13,483
Partners’ pro rata share of additions to consolidated joint venture hotels	(27)	(24)
Pro rata share of additions to unconsolidated hotels	257	304
Total additions to hotels(a)	$13,942	$13,763

(a)	Includes capitalized interest, property taxes, property insurance, ground leases and certain employee costs.

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FelCor Lodging Trust Incorporated First Quarter 2016 Operating Results
April 26, 2016

Total Enterprise Value
(in thousands, except per share data)

	March 31,	December 31,
	2016	2015
Common shares outstanding	139,307	141,808
Units outstanding	611	611
Combined shares and units outstanding	139,918	142,419
Common stock price	$8.12	$7.30
Market capitalization	$1,136,134	$1,039,659
Series A preferred stock(a)	321,987	321,987
Preferred equity - Knickerbocker joint venture, net	41,595	41,027
Consolidated debt (b)	1,458,458	1,427,954
Noncontrolling interests of consolidated debt	(4,250)	(4,250)
Pro rata share of unconsolidated debt	11,367	11,433
Cash, cash equivalents and restricted cash	(79,055)	(77,488)
Total enterprise value (TEV)	$2,886,236	$2,760,322

(a)	Based on liquidation value.

(b)	Excludes unamortized debt issuance costs.

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FelCor Lodging Trust Incorporated First Quarter 2016 Operating Results
April 26, 2016

Hotel Operating Statistics

	Occupancy (%)			ADR ($)			RevPAR ($)
	Three Months Ended March 31,			Three Months Ended March 31,			Three Months Ended March 31,
Same-store Hotels	2016	2015	%Change	2016	2015	%Change	2016	2015	%Change
Embassy Suites Atlanta-Buckhead	80.9	78.8	2.7	159.13	151.40	5.1	128.79	119.30	8.0
DoubleTree Suites by Hilton Austin	82.8	82.1	0.9	240.06	249.64	(3.8)	198.87	204.95	(3.0)
Embassy Suites Birmingham	80.7	77.1	4.7	133.82	135.66	(1.4)	107.92	104.55	3.2
The Fairmont Copley Plaza, Boston	64.0	61.6	4.0	252.18	250.51	0.7	161.36	154.20	4.6
Wyndham Boston Beacon Hill	63.8	68.2	(6.4)	164.42	165.66	(0.7)	104.87	112.93	(7.1)
Embassy Suites Boston-Marlborough	64.8	72.5	(10.6)	167.60	162.49	3.1	108.56	117.79	(7.8)
Sheraton Burlington Hotel & Conference Center	68.5	65.6	4.5	93.17	101.51	(8.2)	63.86	66.58	(4.1)
The Mills House Wyndham Grand Hotel, Charleston	78.1	78.4	(0.5)	205.75	199.53	3.1	160.63	156.48	2.6
Embassy Suites Dallas-Love Field	85.3	91.8	(7.1)	143.51	133.66	7.4	122.36	122.64	(0.2)
Embassy Suites Deerfield Beach-Resort & Spa	88.2	92.0	(4.1)	269.69	260.39	3.6	237.96	239.58	(0.7)
Embassy Suites Fort Lauderdale 17th Street	93.4	93.4	—	231.31	214.51	7.8	215.99	200.33	7.8
Wyndham Houston-Medical Center Hotel & Suites	86.0	80.1	7.4	159.64	160.85	(0.8)	137.32	128.81	6.6
Renaissance Esmeralda Indian Wells Resort & Spa	68.6	72.5	(5.3)	230.67	227.86	1.2	158.28	165.18	(4.2)
Embassy Suites Los Angeles-International Airport/South	90.0	80.7	11.5	162.70	148.02	9.9	146.41	119.50	22.5
Embassy Suites Mandalay Beach-Hotel & Resort	76.7	73.0	5.1	207.31	180.39	14.9	158.98	131.63	20.8
Embassy Suites Miami-International Airport	91.5	94.1	(2.8)	197.22	199.66	(1.2)	180.41	187.82	(3.9)
Embassy Suites Milpitas-Silicon Valley	80.8	78.9	2.4	211.62	194.81	8.6	170.92	153.70	11.2
Embassy Suites Minneapolis-Airport	68.7	72.3	(5.0)	143.73	142.01	1.2	98.80	102.72	(3.8)
Embassy Suites Myrtle Beach-Oceanfront Resort	68.6	62.0	10.7	129.48	124.77	3.8	88.83	77.34	14.9
Hilton Myrtle Beach Resort	48.1	48.6	(1.0)	106.90	102.61	4.2	51.47	49.89	3.2
Embassy Suites Napa Valley	79.9	77.2	3.5	182.08	180.14	1.1	145.56	139.12	4.6
Holiday Inn Nashville Airport	65.5	55.9	17.3	113.27	104.00	8.9	74.23	58.12	27.7
Wyndham New Orleans-French Quarter	73.7	66.2	11.4	155.37	167.67	(7.3)	114.53	110.96	3.2
Morgans New York	72.9	66.0	10.5	212.76	216.61	(1.8)	155.01	142.87	8.5
Royalton New York	76.2	79.2	(3.7)	237.95	245.41	(3.0)	181.40	194.36	(6.7)
Embassy Suites Orlando-International Drive South/Convention Center	88.1	87.5	0.7	176.25	170.05	3.6	155.36	148.81	4.4
DoubleTree Suites by Hilton Orlando-Lake Buena Vista	92.3	92.8	(0.6)	165.40	151.91	8.9	152.60	141.01	8.2
Wyndham Philadelphia Historic District	55.0	45.4	21.2	125.93	126.65	(0.6)	69.26	57.46	20.5
Sheraton Philadelphia Society Hill Hotel	55.0	53.0	3.8	151.24	151.09	0.1	83.24	80.08	3.9
Embassy Suites Phoenix-Biltmore	78.0	84.1	(7.2)	243.29	231.01	5.3	189.88	194.19	(2.2)
Wyndham Pittsburgh University Center	55.4	59.0	(6.0)	132.08	132.17	(0.1)	73.21	77.92	(6.1)
Wyndham San Diego Bayside	77.5	77.6	(0.2)	137.19	136.18	0.7	106.31	105.70	0.6
Embassy Suites San Francisco Airport-South San Francisco	85.4	87.0	(1.8)	197.13	178.29	10.6	168.39	155.08	8.6
Embassy Suites San Francisco Airport-Waterfront	85.3	83.6	2.0	204.40	199.22	2.6	174.25	166.56	4.6
Holiday Inn San Francisco-Fisherman’s Wharf	82.0	79.4	3.3	194.67	178.64	9.0	159.58	141.77	12.6
San Francisco Marriott Union Square	88.6	85.2	4.1	319.58	280.82	13.8	283.21	239.14	18.4
Wyndham Santa Monica At the Pier	87.8	83.9	4.6	258.44	227.12	13.8	226.83	190.49	19.1
Embassy Suites Secaucus-Meadowlands	54.6	66.4	(17.8)	171.47	177.47	(3.4)	93.62	117.86	(20.6)
The Vinoy Renaissance St. Petersburg Resort & Golf Club	88.2	88.8	(0.7)	256.26	251.81	1.8	225.92	223.53	1.1
Same-store Hotels	75.7	74.7	1.2	187.78	181.65	3.4	142.11	135.78	4.7

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FelCor Lodging Trust Incorporated First Quarter 2016 Operating Results
April 26, 2016

Historical Quarterly Operating Statistics

	Occupancy (%)
	Q1 2015	Q2 2015	Q3 2015	Q4 2015	Q1 2016
Same-store hotels(a)	74.7	81.1	80.8	74.3	75.7

	ADR ($)
	Q1 2015	Q2 2015	Q3 2015	Q4 2015	Q1 2016
Same-store hotels(a)	181.65	190.42	190.19	179.39	187.78

	RevPAR ($)
	Q1 2015	Q2 2015	Q3 2015	Q4 2015	Q1 2016
Same-store hotels(a)	135.78	154.48	153.70	133.36	142.11

(a)	Includes 39 consolidated hotels, excluding The Knickerbocker which opened in February 2015.

Non-GAAP Financial Measures
We refer in this release to certain “non-GAAP financial measures.” These measures, including FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, Same-store Adjusted EBITDA, Hotel EBITDA and Hotel EBITDA margin, are measures of our financial performance that are not calculated and presented in accordance with generally accepted accounting principles (“GAAP”). The following tables reconcile each of these non-GAAP measures to the most comparable GAAP financial measure. Immediately following the reconciliations, we include a discussion of why we believe these measures are useful supplemental measures of our performance and the limitations of such measures.

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FelCor Lodging Trust Incorporated First Quarter 2016 Operating Results
April 26, 2016

Reconciliation of Net Income (Loss) to FFO and Adjusted FFO
(in thousands, except per share data)

	Three Months Ended March 31,
	2016			2015
	Dollars	Shares	Per Share Amount	Dollars	Shares	Per Share Amount
Net income (loss)	$(5,081)			$11,996
Noncontrolling interests	519			(4,865)
Preferred dividends	(6,279)			(9,678)
Preferred distributions - consolidated joint venture	(360)			(348)
Net loss attributable to FelCor common stockholders	(11,201)			(2,895)
Less: Dividends declared on unvested restricted stock	(38)			(13)
Basic and diluted earnings per share data	(11,239)	139,678	$(0.08)	(2,908)	124,519	$(0.02)
Depreciation and amortization	29,183	—	0.22	27,772	—	0.22
Depreciation, unconsolidated entities and other partnerships	467	—	—	712	—	0.01
Loss (gain) on sale of hotels, net of noncontrolling interests in other partnerships	714	—	—	(11,881)	—	(0.10)
Noncontrolling interests in FelCor LP	(48)	611	—	(14)	611	—
Dividends declared on unvested restricted stock	38	—	—	13	—	—
Conversion of unvested restricted stock and units	—	627	—	—	1,213	—
FFO	19,115	140,916	0.14	13,694	126,343	0.11
Debt extinguishment	—	—	—	73	—	—
Abandoned projects	232	—	—	—	—	—
Variable stock compensation	761	—	—	997	—	—
Pre-opening costs, net of noncontrolling interests	54	—	—	3,524	—	0.03
Adjusted FFO	$20,162	140,916	$0.14	$18,288	126,343	$0.14

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FelCor Lodging Trust Incorporated First Quarter 2016 Operating Results
April 26, 2016

Reconciliation of Net Income (Loss) to EBITDA, Adjusted EBITDA and Same-store Adjusted EBITDA
(in thousands)

	Three Months Ended
	March 31,
	2016	2015
Net income (loss)	$(5,081)	$11,996
Depreciation and amortization	29,183	27,772
Depreciation, unconsolidated entities and other partnerships	467	712
Interest expense	19,732	19,486
Interest expense, unconsolidated entities and other partnerships	99	202
Income taxes	415	—
Noncontrolling interests in preferred distributions, consolidated joint venture	(18)	—
Noncontrolling interests in other partnerships	471	(4,879)
EBITDA	45,268	55,289
Debt extinguishment	—	73
Loss (gain) on sale of hotels, net of noncontrolling interests in other partnerships	714	(11,881)
Amortization of fixed stock and directors’ compensation	1,935	1,862
Abandoned projects	232	—
Variable stock compensation	761	997
Pre-opening costs, net of noncontrolling interests	54	3,524
Adjusted EBITDA	48,964	49,864
Adjusted EBITDA from hotels disposed, held for sale and recently opened	1,341	(3,180)
Same-store Adjusted EBITDA	$50,305	$46,684

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FelCor Lodging Trust Incorporated First Quarter 2016 Operating Results
April 26, 2016

Hotel EBITDA and Hotel EBITDA Margin
(dollars in thousands)

	Three Months Ended
	March 31,
	2016	2015
Same-store operating revenue:
Room	$154,430	$145,933
Food and beverage	38,271	38,107
Other operating departments	10,798	10,649
Same-store operating revenue	203,499	194,689
Same-store operating expense:
Room	40,407	37,959
Food and beverage	28,978	28,876
Other operating departments	3,767	4,242
Other property related costs	53,033	50,710
Management and franchise fees	9,095	8,093
Taxes, insurance and lease expense	12,811	12,430
Same-store operating expense	148,091	142,310
Hotel EBITDA	$55,408	$52,379
Hotel EBITDA Margin	27.2%	26.9%

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FelCor Lodging Trust Incorporated First Quarter 2016 Operating Results
April 26, 2016

The following tables set forth the components of our Hotel EBITDA for our same-store hotels (dollars in thousands):

	Three Months Ended March 31, 2016
Same-store Hotels	Hotel Operating Revenue	Net Income (Loss)	Other Adjustments	Depreciation	Interest Expense	Hotel EBITDA	Hotel EBITDA Margin
Embassy Suites Atlanta-Buckhead	$4,042	$1,105	$—	$634	$—	$1,739	43.0%
DoubleTree Suites by Hilton Austin	3,984	1,204	—	482	182	1,868	46.9%
Embassy Suites Birmingham	2,538	231	—	389	298	918	36.2%
The Fairmont Copley Plaza, Boston	10,037	(3,149)	(91)	2,179	465	(596)	(5.9)%
Wyndham Boston Beacon Hill	3,469	(497)	—	991	—	494	14.2%
Embassy Suites Boston-Marlborough	2,569	374	—	297	—	671	26.1%
Sheraton Burlington Hotel & Conference Center	2,711	(406)	—	621	—	215	7.9%
The Mills House Wyndham Grand Hotel, Charleston	4,666	831	—	637	239	1,707	36.6%
Embassy Suites Dallas-Love Field	3,107	642	—	338	—	980	31.5%
Embassy Suites Deerfield Beach-Resort & Spa	6,195	2,104	—	476	399	2,979	48.1%
Embassy Suites Fort Lauderdale 17th Street	7,956	2,475	—	712	449	3,636	45.7%
Wyndham Houston-Medical Center Hotel & Suites	4,014	1,267	(19)	553	—	1,801	44.9%
Renaissance Esmeralda Indian Wells Resort & Spa	15,885	4,434	45	780	—	5,259	33.1%
Embassy Suites Los Angeles-International Airport/South	5,674	1,230	—	642	273	2,145	37.8%
Embassy Suites Mandalay Beach-Hotel & Resort	4,616	854	—	771	—	1,625	35.2%
Embassy Suites Miami-International Airport	6,112	1,893	—	470	—	2,363	38.7%
Embassy Suites Milpitas-Silicon Valley	4,771	1,519	—	302	—	1,821	38.2%
Embassy Suites Minneapolis-Airport	2,926	(130)	—	444	474	788	26.9%
Embassy Suites Myrtle Beach-Oceanfront Resort	4,194	(235)	1	675	—	441	10.5%
Hilton Myrtle Beach Resort	3,054	(961)	—	848	—	(113)	(3.7)%
Embassy Suites Napa Valley	3,554	150	—	517	346	1,013	28.5%
Holiday Inn Nashville Airport	3,127	(191)	47	753	—	609	19.5%
Wyndham New Orleans-French Quarter	4,358	1,210	—	716	—	1,926	44.2%
Morgans New York	1,739	(1,418)	159	627	—	(632)	(36.3)%
Royalton New York	4,079	(1,538)	205	580	—	(753)	(18.5)%
Embassy Suites Orlando-International Drive South/Convention Center	3,561	1,102	—	271	—	1,373	38.6%
DoubleTree Suites by Hilton Orlando-Lake Buena Vista	3,897	495	—	765	—	1,260	32.3%
Wyndham Philadelphia Historic District	3,024	(513)	—	750	—	237	7.8%
Sheraton Philadelphia Society Hill Hotel	4,363	(621)	—	979	—	358	8.2%
Embassy Suites Phoenix-Biltmore	4,150	1,637	—	438	—	2,075	50.0%
Wyndham Pittsburgh University Center	2,141	(323)	—	520	—	197	9.2%
Wyndham San Diego Bayside	7,082	54	—	1,571	—	1,625	22.9%
Embassy Suites San Francisco Airport-South San Francisco	5,723	1,449	—	412	—	1,861	32.5%
Embassy Suites San Francisco Airport-Waterfront	6,531	1,364	—	749	—	2,113	32.4%
Holiday Inn San Francisco-Fisherman’s Wharf	9,471	295	—	480	—	775	8.2%
San Francisco Marriott Union Square	11,929	2,376	(2)	1,370	560	4,304	36.1%
Wyndham Santa Monica At the Pier	2,972	990	—	283	189	1,462	49.2%
Embassy Suites Secaucus-Meadowlands	2,377	(241)	1	121	—	(119)	(5.0)%
The Vinoy Renaissance St. Petersburg Resort & Golf Club	16,901	3,086	56	1,443	398	4,983	29.5%
	$203,499	$24,148	$402	$26,586	$4,272	$55,408	27.2%

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FelCor Lodging Trust Incorporated First Quarter 2016 Operating Results
April 26, 2016

	Three Months Ended March 31, 2015
Same-store Hotels	Hotel Operating Revenue	Net Income (Loss)	Other Adjustments	Depreciation	Interest Expense	Hotel EBITDA	Hotel EBITDA Margin
Embassy Suites Atlanta-Buckhead	$3,750	$945	$—	$653	$—	$1,598	42.6%
DoubleTree Suites by Hilton Austin	4,184	1,479	—	486	—	1,965	47.0%
Embassy Suites Birmingham	2,450	246	—	386	300	932	38.0%
The Fairmont Copley Plaza, Boston	9,826	(2,691)	—	2,164	—	(527)	(5.4)%
Wyndham Boston Beacon Hill	3,724	(261)	—	999	—	738	19.8%
Embassy Suites Boston-Marlborough	2,808	544	—	295	—	839	29.9%
Sheraton Burlington Hotel & Conference Center	2,913	(297)	—	573	—	276	9.5%
The Mills House Wyndham Grand Hotel, Charleston	4,331	651	—	595	225	1,471	34.0%
Embassy Suites Dallas-Love Field	3,120	710	—	335	—	1,045	33.5%
Embassy Suites Deerfield Beach-Resort & Spa	6,299	2,172	—	560	401	3,133	49.7%
Embassy Suites Fort Lauderdale 17th Street	7,406	2,078	—	743	451	3,272	44.2%
Wyndham Houston-Medical Center Hotel & Suites	3,732	1,173	(22)	547	140	1,838	49.2%
Renaissance Esmeralda Indian Wells Resort & Spa	15,665	4,363	—	862	—	5,225	33.4%
Embassy Suites Los Angeles-International Airport/South	4,624	1,117	—	655	—	1,772	38.3%
Embassy Suites Mandalay Beach-Hotel & Resort	3,970	131	—	811	248	1,190	30.0%
Embassy Suites Miami-International Airport	6,232	1,848	—	501	206	2,555	41.0%
Embassy Suites Milpitas-Silicon Valley	4,363	1,293	—	322	—	1,615	37.0%
Embassy Suites Minneapolis-Airport	3,020	(44)	—	467	477	900	29.8%
Embassy Suites Myrtle Beach-Oceanfront Resort	3,691	(801)	—	759	258	216	5.9%
Hilton Myrtle Beach Resort	2,936	(914)	—	855	—	(59)	(2.0)%
Embassy Suites Napa Valley	3,373	147	—	521	348	1,016	30.1%
Holiday Inn Nashville Airport	2,459	(254)	—	542	—	288	11.7%
Wyndham New Orleans-French Quarter	4,153	875	—	704	310	1,889	45.5%
Morgans New York	1,580	(1,368)	—	616	—	(752)	(47.6)%
Royalton New York	4,185	(1,239)	—	560	—	(679)	(16.2)%
Embassy Suites Orlando-International Drive South/Convention Center	3,303	914	—	283	—	1,197	36.2%
DoubleTree Suites by Hilton Orlando-Lake Buena Vista	3,518	290	—	813	—	1,103	31.4%
Wyndham Philadelphia Historic District	2,539	(1,022)	—	812	190	(20)	(0.8)%
Sheraton Philadelphia Society Hill Hotel	4,562	(596)	—	1,016	—	420	9.2%
Embassy Suites Phoenix-Biltmore	4,191	1,467	—	471	164	2,102	50.2%
Wyndham Pittsburgh University Center	2,212	(368)	—	541	167	340	15.4%
Wyndham San Diego Bayside	7,065	48	—	1,657	—	1,705	24.1%
Embassy Suites San Francisco Airport-South San Francisco	5,438	1,302	—	412	—	1,714	31.5%
Embassy Suites San Francisco Airport-Waterfront	6,263	1,258	—	757	—	2,015	32.2%
Holiday Inn San Francisco-Fisherman’s Wharf	8,442	(23)	—	399	—	376	4.5%
San Francisco Marriott Union Square	10,490	935	(1)	1,420	684	3,038	29.0%
Wyndham Santa Monica At the Pier	2,437	711	—	267	243	1,221	50.1%
Embassy Suites Secaucus-Meadowlands	2,999	316	3	145	—	464	15.5%
The Vinoy Renaissance St. Petersburg Resort & Golf Club	16,436	3,522	—	1,426	—	4,948	30.1%
	$194,689	$20,657	$(20)	$26,930	$4,812	$52,379	26.9%

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FelCor Lodging Trust Incorporated First Quarter 2016 Operating Results
April 26, 2016

Reconciliation of Same-store Operating Revenue and Same-store Operating Expense to Total Revenue, Total Operating Expense and Operating Income
(in thousands)

	Three Months Ended
	March 31,
	2016	2015
Same-store operating revenue	$203,499	$194,689
Other revenue	687	410
Revenue from hotels disposed, held for sale and recently opened(a)	5,958	18,596
Total revenue	210,144	213,695
Same-store operating expense	148,091	142,310
Consolidated hotel lease expense(b)	802	2,104
Unconsolidated taxes, insurance and lease expense	(452)	(741)
Corporate expenses	8,400	8,573
Depreciation and amortization	29,183	27,772
Expenses from hotels disposed, held for sale and recently opened(a)	7,370	14,770
Other expenses	828	4,228
Total operating expense	194,222	199,016
Operating income	$15,922	$14,679

(a)
We include the operating performance for hotels in continuing operations in our Consolidated Statements of Operations. However, for purposes of our non-GAAP reporting metrics, we have excluded the results of these hotels to provide a meaningful same-store comparison.

(b)
Consolidated hotel lease expense represents the percentage lease expense of our 51%-owned operating lessees. The offsetting percentage lease revenue is included in equity in income from unconsolidated entities.

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FelCor Lodging Trust Incorporated First Quarter 2016 Operating Results
April 26, 2016

Reconciliation of Forecasted Net Income Attributable to FelCor to Forecasted Adjusted FFO
and Adjusted EBITDA
(in millions, except per share data)

	Full Year 2016 Guidance
	Low		High
	Dollars	Per Share Amount(a)	Dollars	Per Share Amount(a)
Net income attributable to FelCor(b)	$44.0		$48.8
Preferred dividends	(25.1)		(25.1)
Net income attributable to FelCor common stockholders	18.9	$0.13	23.7	$0.17
Depreciation(c)	109.8		114.5
Loss on sale of assets	0.7		0.7
FFO	$129.4	$0.92	$138.9	$0.99
Abandoned project costs	0.2		0.2
Pre-opening costs	0.1		0.1
Variable stock compensation	0.8		0.8
Adjusted FFO	$130.5	$0.93	$140.0	$0.99

Net income attributable to FelCor(b)	$44.0		$48.8
Depreciation(c)	109.8		114.5
Interest expense(c)	76.6		81.1
Income taxes	1.3		1.3
Preferred distributions - consolidated joint venture	1.3		1.3
EBITDA	$233.0		$247.0
Loss on sale of assets	0.7		0.7
Abandoned project costs	0.2		0.2
Pre-opening costs	0.1		0.1
Amortization of fixed stock and directors’ compensation	7.2		7.2
Variable stock compensation	0.8		0.8
Adjusted EBITDA	$242.0		$256.0

(a)	Weighted average shares are 140.9 million.

(b)	Excludes any gains or losses on future asset or capital transactions.

(c)	Includes pro rata portion of unconsolidated entities.

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FelCor Lodging Trust Incorporated First Quarter 2016 Operating Results
April 26, 2016

Substantially all of our non-current assets consist of real estate. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider supplemental measures of performance, which are not measures of operating performance under Generally Accepted Accounting Principles (“GAAP”), to be helpful in evaluating a real estate company’s operations. These supplemental measures are not measures of operating performance under GAAP. However, we consider these non-GAAP measures to be supplemental measures of a hotel REIT’s performance and should be considered along with, but not as an alternative to, net income (loss) attributable to FelCor as a measure of our operating performance.
FFO and EBITDA
The National Association of Real Estate Investment Trusts (“NAREIT”) defines Funds From Operations (“FFO”) as net income or loss attributable to parent (computed in accordance with GAAP), excluding gains or losses from sales of property, plus depreciation, amortization and impairment losses. FFO for unconsolidated partnerships and joint ventures are calculated on the same basis. We compute FFO in accordance with standards established by NAREIT. This may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do.
Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) is a commonly used measure of performance in many industries. We define EBITDA as net income or loss attributable to parent (computed in accordance with GAAP) plus interest expenses, income taxes, depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect EBITDA on the same basis.
Adjustments to FFO and EBITDA
We adjust FFO and EBITDA when evaluating our performance because management believes that the exclusion of certain additional items provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted FFO, and Adjusted EBITDA when combined with GAAP net income attributable to FelCor, EBITDA and FFO, is beneficial to an investor’s better understanding of our operating performance.

•
Gains and losses related to extinguishment of debt and interest rate swaps - We exclude gains and losses related to extinguishment of debt and interest rate swaps from FFO and EBITDA because we believe that it is not indicative of ongoing operating performance of our hotel assets. This also represents an acceleration of interest expense or a reduction of interest expense, and interest expense is excluded from EBITDA.

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FelCor Lodging Trust Incorporated First Quarter 2016 Operating Results
April 26, 2016

•
Cumulative effect of a change in accounting principle - Infrequently, the Financial Accounting Standards Board promulgates new accounting standards that require the consolidated statements of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments in computing Adjusted FFO and Adjusted EBITDA because they do not reflect our actual performance for that period.

•
Other expenses and costs - From time to time, we periodically incur expenses or transaction costs that are not indicative of ongoing operating performance. Such costs include, but are not limited to, conversion costs, acquisition costs, pre-opening costs, severance costs and certain non-cash adjustments. We exclude these costs from the calculation of Adjusted FFO and Adjusted EBITDA.

•
Variable stock compensation - We exclude the cost associated with our variable stock compensation. This cost is subject to volatility related to the price and dividends of our common stock that does not necessarily correspond to our operating performance.

In addition, to derive Adjusted EBITDA, we exclude gains or losses on the sale of depreciable assets and impairment losses because including them in EBITDA is inconsistent with reporting the ongoing performance of our remaining assets. Additionally, the gain or loss on sale of depreciable assets and impairment losses represents either accelerated depreciation or excess depreciation in previous periods, and depreciation is excluded from EBITDA. We also exclude the amortization of our fixed stock and directors’ compensation, which is included in corporate expenses and is not separately stated on our statements of operations. Excluding amortization of our fixed stock and directors’ compensation maintains consistency with the EBITDA definition.
Hotel EBITDA and Hotel EBITDA Margin
Hotel EBITDA and Hotel EBITDA margin are commonly used measures of performance in the hotel industry and give investors a more complete understanding of the operating results over which our individual hotels and brand/managers have direct control. We believe that Hotel EBITDA and Hotel EBITDA margin are useful to investors by providing greater transparency with respect to two significant measures that we use in our financial and operational decision-making. Additionally, using these measures facilitates comparisons with other hotel REITs and hotel owners. We present Hotel EBITDA and Hotel EBITDA margin in a manner consistent with Adjusted EBITDA, however, we also eliminate all revenues and expenses from continuing operations not directly associated with hotel operations, including other income and corporate-level expenses. We eliminate these additional items because we believe property-level results provide investors with supplemental information regarding the ongoing operational performance of our hotels and the effectiveness of management on a property-level basis. We also eliminate consolidated percentage rent paid to unconsolidated entities, which is effectively eliminated by noncontrolling interests and equity in income from unconsolidated subsidiaries, and include the cost of unconsolidated taxes, insurance and lease expense, to reflect the entire operating costs applicable to our consolidated hotels. Hotel EBITDA and Hotel EBITDA margins are presented on a same-store basis.

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FelCor Lodging Trust Incorporated First Quarter 2016 Operating Results
April 26, 2016

Use and Limitations of Non-GAAP Measures
We use FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, Same-store Adjusted EBITDA, Hotel EBITDA and Hotel EBITDA margin to evaluate the performance of our hotels and to facilitate comparisons between us and other hotel REITs, hotel owners who are not REITs and other capital intensive companies. We use Hotel EBITDA and Hotel EBITDA margin in evaluating hotel-level performance and the operating efficiency of our hotel managers.
The use of these non-GAAP financial measures has certain limitations. As we present them, these non-GAAP financial measures may not be comparable to similar non-GAAP financial measures as presented by other real estate companies. These measures do not reflect certain expenses or expenditures that we incurred and will incur, such as depreciation, interest and capital expenditures. We compensate for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our reconciliations to the most comparable GAAP financial measures, and our consolidated statements of operations and cash flows, include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures.
These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

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